                                                                 Exhibit 10.18

                               LICENSE AGREEMENT

                                      for

                               COMPUTER PROGRAMS


AGREEMENT made this _____day of _______________, 1997 by and between Manhattan Associates, LLC ("LICENSOR"), and ______________________________with its principal place of business located at _______________________________________
_____________________________________________ ("LICENSEE").


                                  WITNESSETH:

                                  ----------

BACKGROUND: LICENSOR is the owner of certain proprietary technical information consisting of computer source programs and object code useful in performing various business functions on a computer system, as described on Schedule "A" hereto ("Programs"). LICENSEE is desirous of acquiring a non-exclusive license to use the programs on one machine or a network of machines per site, under the terms and conditions set forth hereinafter. The term "Machine" means the individual specific machine specified in writing by LICENSEE to LICENSOR from time to time, on which LICENSEE will use the Programs. The term "site" shall mean the physical location where the distribution process is being performed.

  NOW THEREFORE, in consideration of the background, the covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

  1. NON-EXCLUSIVE, NON-TRANSFERABLE LICENSE. LICENSOR hereby grants to LICENSEE and LICENSEE hereby accepts from LICENSOR a non-exclusive license to use the Programs (including source codes except security source codes) selected and described in Schedule "A" at the site(s) described in Schedule "B", and LICENSEE shall have no rights to assign or transfer its rights in such license to any person or entity; provided, however, that LICENSEE may assign all its rights in the license hereby granted to a subsidiary in which it owns a majority interest, or to a purchaser of substantially all of the business and assets of LICENSEE on the condition LICENSEE retains no rights to use the Programs and that such subsidiary or purchaser agrees to be bound by the terms hereof as if it had executed this Agreement as LICENSEE (such subsidiary or purchaser is hereinafter referred to as a "Permitted Assignee"). Absent the express written consent of LICENSOR, such an assignment by LICENSEE of its rights in the license to a Permitted Assignee shall not release LICENSEE of its obligations and responsibilities hereunder and any assignment permitted hereunder shall in no event release LICENSEE of its confidentiality obligations hereunder. Permitted Assignee is not permitted to relocate, transfer or otherwise use the Programs, to a site other than those sites originally licensed by LICENSEE. Subject to Paragraph two, LICENSEE only and not a Permitted Assignee may under the license granted herein use Programs in connection with any existing or new computer equipment at licensed sites if LICENSEE notifies LICENSOR of such replacement prior thereto. No other uses are granted hereunder. All site transfers are prohibited. LICENSEE may not use the Programs to provide data processing or management information or services to any third party. LICENSEE further agrees to notify LICENSOR within thirty (30) days of any change of any sites.

  2. LICENSE FEE. The license fee and payment schedule shall be in accordance with Schedule "C" for the Pickticket Management System (referred to as PkMS) Programs selected by the LICENSEE shall be as described in Schedule "A" (and attached addendum(s) if any) for any machine or network of machines at the site(s) detailed in Schedule "B". Any out of pocket expenses incurred by LICENSOR in connection with said project will be reimbursed by LICENSEE under the terms of the Authorization for Consulting Services

Agreement herein attached and made a part of this Agreement. Invoices will be submitted by LICENSOR every two (2) weeks.

  3. ENHANCEMENTS. Any enhancements, modifications, or substitutions to the Programs made by LICENSEE are to be owned by LICENSOR and may not be sold, assigned, licensed, sublicensed or otherwise transferred by LICENSEE except in connection with an assignment of all rights to the Programs to a Permitted Assignee (as defined paragraph 1 hereof). LICENSOR makes no warranty with respect to such enhancements, modifications or substitutions and shall have no responsibility or liability whatsoever with respect to any enhancements, modifications, or substitutions to the Programs made by or at the direction of LICENSEE and all such enhancements, modifications or substitutions shall, if made, be made at the sole risk and expense of the LICENSEE.

  4. WARRANTIES. LICENSEE acknowledges that the Programs have been adequately described to LICENSEE and that no claims may be asserted against LICENSOR on the basis that the Programs are in any manner unsatisfactory except to the extent expressly provided below. The only warranties provided hereunder by LICENSOR are as follows: that the Programs substantially provide the functions listed on Schedule "A" hereto and that the Programs are the property of the LICENSOR and LICENSOR has the power to grant the license hereunder. Otherwise the Programs are licensed "AS IS." This Warranty is for a period of One Hundred and Eighty
(180) days after the date hereof. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS OR ADEQUACY FOR A PARTICULAR PURPOSE.

  5. DAMAGES. LICENSOR'S liability hereunder for damages arising out of LICENSOR'S inability to correct any failure of the Programs to substantially provide the functions set forth on Schedule "A" hereto as set forth in paragraph 4 of this Agreement shall be limited to the fees that LICENSEE has paid for the Program and/or service that failed to substantially provide such functions. LICENSOR is not liable for lost profits, consequential, indirect or special damages, or for any claim or demand against LICENSEE by any third party. No action, other than actions pursuant to paragraphs 6 and 8 below, regardless of form, arising out of the transactions under this Agreement, may be brought by LICENSEE more than ninety (90) days after the date of first commercial use of the Programs by LICENSEE. In no event shall LICENSOR be liable for any claim based upon LICENSEE'S use of any third party software or otherwise, whether or not such software was obtained from LICENSOR.

  6. CONFIDENTIALITY. LICENSEE acknowledges that LICENSEE'S right to the Programs is strictly limited to the license hereunder to use the Programs and the LICENSOR'S ownership of the Programs is a valuable property right. LICENSEE will not provide, disclose or otherwise make available the Programs or any part thereof or any related materials and information, in any form to any person, firm or other entity, will keep the Programs and all related materials and information confidential and will protect LICENSOR'S property rights therein. Except for "back-up" duplicate copies, which will be LICENSOR'S property, LICENSEE will not make any duplicate copy of the Programs or any part thereof. If LICENSEE breaches any term hereof the license hereunder will immediately terminate, the license fee will be forfeited and LICENSEE must immediately return all copies of the Programs to the LICENSOR. LICENSEE agrees to inform each of its employees of the confidential nature of the Programs and all related materials and information and will use efforts to protect the confidentiality of the Programs at least commensurate with those employed by LICENSEE for the protection of LICENSEE'S own confidential information. References in this paragraph 6 to Programs include any additions to, modifications to, or substitutions for the Programs, or any part thereof.

  7. NON-INTERFERENCE. LICENSEE will not interfere with LICENSOR'S business particularly LICENSOR'S granting of other licenses for the Programs.

  8. ENTICEMENT OF EMPLOYEES. Neither LICENSEE nor LICENSOR shall solicit or hire any of the other's employees (direct or indirect), former employees, employees of affiliated companies, or agents assigned through contracted means for the purpose of employment or independent consulting without the other party's prior written consent, within thirty-six (36) months of the last date of employment of such person by the other.

LICENSEE and LICENSOR acknowledge and agree that, by virtue of the nature of the services to be performed by LICENSOR pursuant to this Agreement, LICENSOR will have access to and special knowledge of LICENSEE'S business affairs and customers, and LICENSEE will have access to and special knowledge of the business and operations of LICENSOR. Accordingly, the parties acknowledge that loss and irreparable damage would be suffered by either party hereto in the event that the other party should breach or violate any of the solicitation or hiring of employees provisions of this paragraph. It is further acknowledged that any breach of such terms or provisions of this paragraph 8 would result in injury to the non-breaching party that would be difficult or impossible to accurately ascertain. Therefore, because of the impossibility of ascertaining actual damages, it is agreed that in the event of a breach of any provision of this paragraph by either party, the breaching party will pay to the other party with respect to each such breach the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) as liquidated damages and not as a penalty. The parties hereby agree that the amount of liquidated damages specified herein represents a reasonable approximation of the damages which would be incurred as a result of a breach of this paragraph. The parties further agree that in the event of any actual or threatened breach of any of the provisions of this paragraph, the aggrieved party shall be entitled (in addition to any and all other rights and remedies at law or in equity for damages or otherwise, which rights and remedies are and shall be cumulative) to specific performance or to a temporary restraining order or an injunction to prevent such breach or contemplated breach.

  9. PUBLICITY RIGHTS. Manhattan Associates, LLC may include LICENSEE's name and logo among its list of clients and may include a brief description of the services furnished by Manhattan Associates, LLC and the functions performed thereby.

  10. PAYMENTS. LICENSOR'S invoices for fees and expenses shall be due and payable in full immediately upon receipt by LICENSEE. Invoices not paid within thirty (30) days from the invoice date shall bear interest from the invoice date until paid at a rate of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable law, whichever is less. Time is of the essence for all payments due under this Agreement, and in the event any payment due to LICENSOR is collected at law or through an attorney-at-law, or under advice therefrom, or through a collection agency, LICENSEE agrees to pay all costs of collection, including, without limitation, all court cost and reasonable attorney's fees.

  11.  MISCELLANEOUS.

     A. TAXES. LICENSEE will reimburse LICENSOR for any and all taxes assessed against LICENSOR resulting from this Agreement or the products or service provided hereunder except taxes based upon LICENSOR'S net income and LICENSOR'S payroll taxes. LICENSOR agrees to provide LICENSEE with any and all tax bills or receipt as evidence of any taxes assessed as provided herein.

     B. NOTICES. Any notice or other communication pursuant to this Agreement must be in writing and will be deemed to have been duly given or made when personally delivered or when mailed by registered mail, postage prepaid, return receipt requested, to the parties at the following addresses:


          If to LICENSOR:

          Manhattan Associates, LLC
          2300 Windy Ridge Parkway, Suite 700
          Atlanta, GA  30339



          If to LICENSEE:

          _______________________________

          _______________________________

          _______________________________



          or to such other address as each party may hereinafter specify in writing to the other.

     C. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto, their heirs, successors, personal representatives and assigns.

     D. ASSIGNMENT/SUBLICENSE. Except as provided in paragraph 1, this Agreement or any of LICENSEE'S rights hereunder may not be assigned or sublicensed by LICENSEE.

     E. THIRD PARTY SOFTWARE. If equipment manufactured by a third party is sold by LICENSOR to LICENSEE ("Equipment") and the Equipment includes software which is licensed by the third party to LICENSOR ("Software"), the software is hereby sublicensed or assigned by LICENSOR to LICENSEE on a nonexclusive, nontransferable basis to be used exclusively with the Equipment to which it relates. This third party software license will terminate when the Equipment is no longer being used by LICENSEE and LICENSEE shall not reverse engineer, modify, copy, distribute or otherwise disclose the Software. IN NO EVENT WILL THE THIRD PARTY EQUIPMENT MANUFACTURER BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE, INCLUDING WITHOUT LIMITATION, ANY LOST PROFITS OR SAVINGS, AND ANY LOSS OR DAMAGE CAUSED BY THE LOSS OF USE OF ANY DATA OR INFORMATION OR ANY INACCURATE DATA OR INFORMATION.

     F. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and there are no representations, warranties, covenants or obligations except as set forth herein. This Agreement supersedes all prior and contemporaneous Agreements, proposals, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to any transaction contemplated by this Agreement. This Agreement may be amended only in writing executed by the parties. Except as otherwise specifically provided herein, nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this agreement.

     G. ENUMERATION AND HEADINGS. The enumeration and headings contained in this Agreement are for convenience of the reference only.

     H. GOVERNING LAW. This Agreement will be governed by and construed and enforced in accordance with the laws of and under the jurisdiction of the State of Georgia.

     I. SEVERABILITY. If any of the provisions of this Agreement or portions thereof are invalid under any applicable statute or rule of law, they are to that extent to be deemed omitted, but this will not affect enforceability of the remaining portion of this Agreement.

     J. TERM. The term of this License will commence on the day hereof and will continue as long as the LICENSEE desires to use the Programs.

IN WITNESS WHEREOF, the parties have executed the License Agreement, the day and year first above written.



  Manhattan Associates, LLC          ___________________________________
  (LICENSOR)                         (LICENSEE)


  By: ___________________________    By: _______________________________



  Date: __________________________   Date: _____________________________

                                 SCHEDULE A



                               PROGRAM FUNCTIONS


STANDARD PICKTICKET MANAGEMENT SYSTEM (PkMS) FUNCTIONS
(OUTBOUND SYSTEM)


* Ability to wand barcodes of items picked for an order during checking/packing procedures and obtain immediate information regarding the accuracy and completeness of the order.

* Select priority picktickets from the picktickets generated by the order processing system. Remaining low priority ones can be processed next day or later. The priority rules can be dynamically specified by the user (e.g. Picktickets approaching Stop ship date).

* Print quantity of picktickets according to the Distribution Center processing capacity requirements. (e.g. Number of units to be picked).

* Provides flexible grouping of picktickets by user specified rules. They can be specified from day to day or at one time. This saves the time spent in manual searching for the picktickets which need special processing
     (e.g. Labeling, Call first, Particular customer).

* The facility to print all the Single Style picktickets together and in the best picking sequence. By providing the best picking route through the Distribution Center, the picking efficiency is increased, and number of trips to a particular bin location is reduced. This printing can also be done on particular days of the week for better efficiency.

*    Facility to generate separate picktickets for Full Case and Unit picks.

* The Styles within a pickticket are printed in the best picking sequence. This reduces the distance traveled in the Distribution Center while picking an order.

*    The facility to print all the orders for a customer.

* The ability to summarize multiple picktickets onto a single document. Since this document summarizes all SKUs in the best pick sequence, warehouse personnel can pick multiple picktickets with one pass through the distribution center.

*    Access and inquiry of picktickets not yet printed.

* Ability to route selected picktickets by customer, route type, consolidated shipment weight and destination zip code.

*    Ability to allocate SKUs defined based on a user-defined percentage.

* Ability to predetermine shipping container increments during the pickticket selection (i.e. wave) process. This includes the ability to separate pre-packs and the ability to group SKUs based on retailer-defined criteria (e.g. "One SKU/carton," "No more than 4 SKUs/carton," "Mix colors but not styles").

* Ability to track shipping containers into a pack and hold location. The ability to pull groups of picktickets from pack and hold based on multiple criteria (e.g. by customer, carrier ship date, etc.).

* Ability to identify picktickets to a manifest or bill of lading, and the ability to automate the generation of these standard forms.

* Ability to track all shipping containers onto the shipping vehicle and assure that all containers for the pickticket are loaded on the truck.


STANDARD INVENTORY MANAGEMENT SYSTEM (IMS) FUNCTIONS
(INVENTORY MANAGEMENT SYSTEM - INBOUND SYSTEM)

*    Ability to receive finished and unfinished goods.

* Verify shipment accuracy against carton/pallet or shipment/PO ASNs. Also, the ability to receive without ASN; user creates cases/pallets upon receipt.

* Ability to load flexible immediate needs file before receipt begins to allow diversion for immediate processing (e.g. Quality Control, Direct to Active, etc.). All immediate needs are user-defined and maintained.

* Ability to receive against a pickticket and immediately print shipping labels for inbound cases as they are received (i.e. cross docking).

*    Provide a suggested put-away location for each case as it is received.

* Automate replenishment of the active pick sites. For each release, or "wave" of picktickets, PkMS will calculate replenishment needs based on the specific maximums and minimums of each pick site. There are three types of replenishment calculations: pre-pick, during-pick, and post-pick.

* Automate perpetual inventory maintenance through receipt of inventory updates from PkMS.

*    Perform case inquiries by case #, SKU, and location.

*    Track cartons by multiple statuses through the distribution center.

* Perform cycle and physical counts. The system allows different locations to be locked for cycle counts. Options allow for one or more counts to complete a cycle.

STANDARD FREIGHT MANAGEMENT SYSTEM FUNCTIONS

* Manifest eligible picktickets to a manifest based on user defined selection criteria and generate standard manifest and bill of lading forms.

*    Combine several bills of lading to form a master bill of lading.

* Load verification which requires users to scan cartons onto a shipping vehicle.

* Perform routing for a consolidated group of picktickets based on a user definable routing guide.

*    Direct cartons to staging locations or pack and hold locations.

* Generate pull lists for picktickets in pack and hold based on user definable selection criteria such as a particular ship date and carrier.

* Pack and hold pull list verification which requires users to scan verify every carton on a pull list.

*    Perform trailer appointment scheduling based on user definable priorities.

* Perform trailer dock door assignment based on prioritized trailer appointments.


STANDARD PARCEL SHIPPING SYSTEM FUNCTIONS
(MANIFEST SYSTEM)

* Define parcel services to include the following: carrier, service, default carton value (for insurance calculation), and additional charges. This allows PkMS to auto-discriminate cartons as they are scanned to the manifest.

* Automatically assign cartons to the open manifest. The system will create new manifests if needed. Also, the system can be set to assign certain services to separate manifests.

* Calculate carton-level freight based on carton weight, carrier rates, and zip/zone tables.

* Perform dimensional weight calculation for required services. Default the required weight value as the carton weight.

* Perform a carton weight check against the estimated carton weight. The tolerance percentage is defined at the warehouse level.

*    Change the carrier to a truck carrier or a different parcel service.

* Automatically assign tracking numbers to each carton and print the tracking number on certain generic shipping labels.

* Create standard output files that can be used for EDI to UPS to eliminate paperwork at shipping.

STANDARD ASN INTERFACE (PkMS) FUNCTIONS
(ASN SYSTEM)

*    Creates case level ASNs in the required format to send to PkMS.

* Validates SKU entry into the ASN to ensure that once users begin receiving cases into PkMS, there will be no invalid SKU issues.

* Contains a next up counter file to ensure that duplicate case records are not created from one ASN interface system.

*    Allows case inquiries by SKU and case number.

* Prints labels for the case ASNs created that allows receiving at the DC to only scan a case number to receive a case.

* Provides the ability to purge the case records or ASN records created using the ASN Interface.


STANDARD TASK MANAGEMENT FUNCTIONS
(TASK MANAGEMENT SYSTEM)

* Controls the automated generation of case and pallet pulls for active replenishment, full case shipments and bulk pulls.

* Allows the automated assignment of tasks to users based on vehicle type and location.

*    Creates and maintains event generated cycle count tasks.

* Provides the ability to define task and vehicle specific paths of travel and drop zones.

* Controls the automated guidance for directed putaway to reserve and pack and hold locations.

* Provides system guidance to assign pallets and cases closest to their respective active pick locations.

                                 SCHEDULE B



SITE LOCATION:



Site 1)   _________________________________

          _________________________________

          _________________________________



Site 2)   _________________________________

          _________________________________

          _________________________________



Site 3)   _________________________________

          _________________________________

          _________________________________

                                 SCHEDULE C


                          PkMS Single Site License Fee



Program modules selected:                             Single Site
(Indicate number of sites)                            License Fee

_______      Outbound Distribution System (ODS)          $35,000      $_______

_______      Radio Frequency for ODS                     $10,000      $_______

_______      Inventory Management System (IMS)           $50,000      $_______

_______      Radio Frequency for IMS                     $15,000      $_______

_______      Freight Management System                   $10,000      $_______

_______      Parcel Shipping System                      $10,000      $_______

_______      Order Allocation System                     $15,000      $_______

_______      ASN Enabler System                          $20,000      $_______

_______      Task Management System                      $15,000      $_______

                                                           Total      $_______

Payment Schedule:  50% payable upon execution of this Agreement;
                   50% payable thirty days later



As an option available for 2 years from the execution date of this Agreement, the following license fee schedule applies for additional sites where the sales effort is billed at the consulting rate: BETWEEN TWO AND FIVE SITES, 50% PER SITE; ABOVE SIX SITES, 25% PER SITE. The fee is based on the license fee in effect at the time the option is exercised and pertains to the Program modules licensed with this Agreement. For other Program modules and for additional sites when the sales effort is not billed at consulting rates, the then current license fee applies.



                              ________________________________________
                              (LICENSEE)

                              By: _________________________________

                              Date: ________________________________



                     This offer is valid for thirty days.

                      Prices effective as of July 1, 1997

                         SOFTWARE MAINTENANCE AGREEMENT


AGREEMENT made and between Manhattan Associates, LLC having its principal place of business at 2300 Windy Ridge Parkway, Suite 700, Atlanta, GA 30339 (hereinafter "LICENSOR") and _________. with its principal place of business located at ________________ hereinafter "LICENSEE").


  WHEREAS, LICENSOR has licensed to the LICENSEE certain systems as specified in the LICENSOR License Agreement for Computer Programs (hereinafter License Agreement) executed on or about ______________________ and as listed in the Software Schedule annexed hereto and the LICENSEE wishes to have perform software maintenance services on the licensed systems pursuant to the following terms and conditions:


  1. TERMS OF AGREEMENT. The term of this Agreement shall commence upon first commercial use and shall continue for a period of one year (such date and each annual anniversary thereof, hereinafter called the "anniversary date"). During the term of this Agreement LICENSOR shall provide Licensor Support to the LICENSEE. At least thirty days prior to each anniversary date, LICENSOR shall notify LICENSEE of the applicable fee to be charged by LICENSOR for the succeeding year, whereupon, unless LICENSEE notifies LICENSOR in writing that this agreement shall terminate on the anniversary date, this Agreement shall be extended and renewed for an additional period of one year at the annual fee specified by LICENSOR. This Agreement may be terminated by either party on sixty
(60) days prior written notice.


  2. SOFTWARE SYSTEM COVERED. The software covered in this Agreement is the LICENSOR'S Software System, as more fully described in the LICENSOR License Agreement and in the Software Schedule "A" annexed thereto, and as updated with improvements or modifications furnished to the LICENSEE under the License Agreement. During the term of this Agreement, LICENSOR shall supply the LICENSEE with any improvements or modifications to the Software System modules for which the LICENSEE has purchased a license.


  3. CORRECTION OR REPLACEMENT. During the term of this Agreement, LICENSOR shall use its reasonable best efforts to correct or replace the Software System, or to provide the services necessary to remedy any programming error which is attributed to LICENSOR and which significantly affects use of the Software System. Such correction, replacement, or services shall be undertaken promptly after the LICENSEE has identified and notified LICENSOR of any such error in accordance with the License Agreement.


  4.  LICENSOR SUPPORT.


  A. LICENSOR shall provide all labor necessary to maintain the Software System in good operating condition throughout the term of this Agreement and all travel within a fifty mile radius of LICENSOR'S offices. Reasonable expense for all travel outside of this area will be at LICENSEE'S expense.


  B. LICENSOR shall perform all maintenance provided pursuant to this Agreement during the hours of 8:00 A.M. to 6:00 P.M. EST, Monday through Friday (excluding holidays) hereinafter called Basic Coverage, and shall respond reasonably promptly to requests for remedial maintenance made during these hours. Optionally, at an additional fee, LICENSEE may select Extended Maintenance Coverage, hereinafter called Extended Coverage, where LICENSOR shall perform maintenance 24 hours each day, 7 days each week (excluding holidays).

  C.  LICENSOR shall provide LICENSEE without charge:

       i)  Source code with new enhancements to Software System;

      ii) Up to twenty (20) hours of telephone support during the hours of coverage;

     iii)  Any technical newsletters of LICENSOR; and

      iv)  Automatic transmittal of all LICENSOR fix announcements.


  5. LICENSEE SUPPORT. The LICENSEE agrees to maintain the Software System, apply all appropriate fixes, provide LICENSOR appropriate access to the Software System, provide appropriate workspace and supplies, and to provide LICENSOR with all information including dumps, as requested, and with sufficient support and test time on the LICENSEE'S computer system to duplicate the problem, certify that the problem is with LICENSOR'S Software System, and certify that the problem has been corrected.


  6. LICENSEE RESPONSIBILITY. The LICENSEE shall inform LICENSOR in writing of any modifications made by the LICENSEE to the Software System, unless otherwise agreed to in writing. LICENSOR shall not be responsible for installing software upgrades, maintaining LICENSEE modified portions of the Software System, or maintaining portions of the Software System affected by LICENSEE modified portions of the Software System. Corrections for difficulties or defects traceable to the LICENSEE'S errors or systems changes shall be billed at LICENSOR'S standard time and material charges.


  7. TELECOMMUNICATIONS. If LICENSOR requests, the LICENSEE shall install and maintain for the duration of this Agreement, a modem and associated dial-up telephone line. The LICENSEE shall pay for installation, maintenance and use of such equipment and associated telephone line use charges. LICENSOR, at its option, shall use this modem and telephone line in connection with error correction. Such access by LICENSOR shall be subject to prior approval by the LICENSEE in each instance.


  8. PRICE AND PAYMENT. LICENSEE shall pay to LICENSOR the annual maintenance fee identified in paragraph 16 for the Maintenance Plan selected. Renewal shall be at 15% of the then current standard license fee for Basic Coverage and 20% of the then current standard license fee for Extended Coverage for each Software System in the License Agreement. For multiple sites, the maintenance fee is calculated as the sum of the license fee percentages multiplied by the then current license fee multiplied by the maintenance plan percentage for the maintenance plan chosen. The LICENSOR maintenance fee shall be payable upon execution of this Agreement.


For example:
                  Percent        Current    Maintenance   Maintenance
Site number   of License Fee   License Fee      Plan           Fee
----------    --------------   -----------  -----------   -----------
   1               100%
   2                50%
   3                50%
   4                50%                      Basic
               ------------
                   250%      X  $115,000   X     15%    =   $43,125


  9. TRAVEL EXPENSES. The LICENSEE shall reimburse LICENSOR for any out-of-pocket expenses incurred at the LICENSEE'S request, including travel to and from the LICENSEE site, lodging, meals, telephone, and shipping, as may be necessary in connection with the duties performed under this Agreement by LICENSOR.

  10. ADJUSTMENTS TO TERMS AND CONDITIONS. At any time after the expiration of the initial one year term, LICENSOR may change its software maintenance fees, terms and conditions upon 60 days written notice to the LICENSEE.


  11. TITLE TO SOFTWARE SYSTEM AND CONFIDENTIALITY. Any changes, additions, and enhancements in the form of new or partial programs or documentation as may be provided under this Agreement shall remain proprietary to LICENSOR. The License Agreement referred to above shall include under its proprietary restrictions any such additional programming and documentation provided under this Agreement.


  The Software System or any improvements, modifications or changes to the Software System provided hereunder and all copies thereof are proprietary to LICENSOR and title thereto remains in LICENSOR. All applicable rights to patents, copyrights, trademarks, and trade secrets in the Software System and the improvements, modifications, and changes thereto are and shall remain in LICENSOR. The LICENSEE shall not sell, transfer, publish, disclose, display, or otherwise make available the Software System or improvements, modifications, or changes thereto or copies thereof to others. The LICENSEE agrees to secure and protect each program, software product and copies thereof in a manner consistent with the maintenance of LICENSOR'S rights therein and to take appropriate action by instruction or agreement with its employees who are permitted access to each program or software product to satisfy its obligations hereunder. All copies of the Software System, or improvements, modification or change thereto made by the LICENSEE including translations, compilations, partial copies with modifications and updated works are the property of LICENSOR.


  Violation of any provisions herein shall be the basis for immediate termination of this Software Maintenance Agreement. Termination of this Agreement shall be in addition to and not in lieu of any equitable remedies available to LICENSOR.


  12. EXCLUSION OF LIABILITY. LICENSOR MAKES AND LICENSEE RECEIVES NO WARRANTY, EXPRESS OR IMPLIED AND THERE IS EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSOR SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


  13. TERMINATION. In the event of termination of the permanent LICENSOR License Agreement referred to above, all maintenance fees or charges payable for the term of this Agreement shall become due and payable and LICENSOR'S obligations under this Software Maintenance Agreement shall immediately end. LICENSOR may terminate this Agreement in the event of default by the LICENSEE.


  14. TAXES. LICENSEE shall, in addition to the other amounts payable under this Agreement, pay all sales and other taxes, federal, state, local or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement. Without limiting the foregoing, LICENSEE shall promptly pay to LICENSOR an amount equal to any such items actually paid, or required to be collected and paid by LICENSOR.


  15.  GENERAL.


  A. Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and further agrees that it is the complete and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.


  B. This Agreement and performance hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.


  C. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


  D. The LICENSEE may not assign without the prior written consent of LICENSOR, its rights, duties or obligations under this Agreement to any person or entity, in whole or in part.


  E. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.


       16. MAINTENANCE PLAN SELECTION. Coverage as priced below is for the following modules: Inbound (IMS), RF for IMS, Outbound (ODS) and RF for ODS, Freight, Parcel and Task Management.



          PLEASE MARK SELECTED COVERAGE BELOW:                Annual

                                                         Maintenance Fee

                __________ Basic Coverage for one site

                __________ Extended Coverage for one site



Manhattan Associates, LLC                _______________________________
(LICENSOR)                               (LICENSEE)

By:  ________________________________    By:  ________________________________

Date:  ______________________________    Date: _______________________________

                     AUTHORIZATION FOR CONSULTING SERVICES



                           MANHATTAN ASSOCIATES, LLC



                      2300 Windy Ridge Parkway, Suite 700

                              Atlanta, GA  30339
                                (770) 955-7070



CLIENT:  ___________________________


ADDRESS: ___________________________

         ___________________________

         ___________________________




Task Description:



Consulting, Software Programming, Installation and Training


1.   Phase I - Outbound Distribution System

2.   Phase II - Inventory Management System



     Current billing rates are:  Programming                       $120 per Hour
                                 Consulting, Analysis, Training    $140 per Hour



Manhattan Associates, LLC                 Clinet: ______________________________

By: _______________________________       By: __________________________________

Title:  Director of Corporate Alliances   Title: _______________________________

Date:          , 1998                     Date: ________________________________



                    SIGNATURE ACCEPTS CONDITIONS ON REVERSE

                             TERMS AND CONDITIONS

1. Cooperation. Client agrees to fully cooperate with Consultant in connection with Consultant's performance of services pursuant to this Authorization. Client further agrees to take any and all actions necessary or convenient to enable Consultant to perform the services contemplated herein in an effective and efficient manner.

2. Confidentiality. Consultant agrees to treat as confidential (i) all proprietary information of Client submitted to Consultant by Client as confidential; (ii) all proprietary information of Client acquired by Consultant in the course of performing services hereunder regarding special process or products developed by Client; and (iii) all proprietary data concerning Client's equipment, wages, prices, price lists, discounts and similar matters; provided, however, that Consultant will not be obligated to treat as confidential any information acquired by it that is either known to the general public or to the industry, or known to, or in the possession of Consultant prior to its entering into this Authorization.

3. Place of Performance. The services to be performed pursuant to this Authorization may be rendered at any one or more suitable locations selected by Consultant in its sole discretion.

4. Enticement of Employees. Neither Consultant nor Client shall solicit or hire any of the other's employees (direct or indirect), former employees, employees of affiliated companies, or agents assigned through contracted means for the purpose of employment or independent consulting without the other party's prior written consent, within thirty-six (36) months of the last date of employment of such person by the other during the term of this Authorization, and for twenty-four (24) months after the termination of this Authorization.

  Consultant and Client acknowledge and agree that, by virtue of the nature of the services to be performed by Consultant pursuant to this Authorization, Consultant will have access to and special knowledge of Client's business affairs and customers, and Client will have access to and special knowledge of the business and operations of Consultant. Accordingly, the parties acknowledge that loss and irreparable damage would be suffered by either party hereto in the event that the other party should breach or violate any of the terms or provisions of this paragraph 4. It is further acknowledged that any breach of the terms or provisions of this paragraph 4 would result in injury to the non-breaching party that would be difficult or impossible to accurately ascertain. Therefore, because of the impossibility of ascertaining actual damages, it is agreed that in the event of a breach of any provision of this paragraph 4 by either party, the breaching party will pay to the other party with respect to each such breach the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50000.00) as liquidated damages and not as a penalty. The parties hereby agree that the amount of liquidated damages specified herein represents a reasonable approximation of the damages which would be incurred as a result of a breach of this paragraph 4. The parties further agree that in the event of any actual or threatened breach of any of the provisions of this paragraph 4, the aggrieved party shall be entitled (in addition to any and all other rights and remedies at law or in equity for damages or otherwise, which rights and remedies are and shall be cumulative) to specific performance or to a temporary restraining order or an injunction to prevent such breach or contemplated breach.

5. Patents and Copyrights. Should Consultant during the term of this Authorization conceive or invent, either on the basis of information provided by or otherwise with or without the assistance of Client, any process, device or other innovation subject to patent or copyright, Consultant shall own any patent or copyright issued.

6. Time Limitation. Consultant reserves the right to redefine the description of services and estimated fees set forth on the front page hereof if this Authorization is not executed by Client within sixty (60) days after the date of Consultant's date of execution of this Authorization. Consultant also reserves the right to revise the hourly billing rates upon which the estimated fees are based in the event that the term of this Authorization exceeds one hundred eighty (180) days.

7. Fees/Expenses/Taxes. Client agrees to pay Consultant for all time incurred by Consultant in connection with the performance of services pursuant to this Authorization at Consultant's hourly billing rates in effect at the time the services are rendered including travel time billed at one half the current Billing Rate. Client further agrees to reimburse Consultant for all expenses incurred by Consultant in connection with the performance of services pursuant to this Authorization, including, without limitation, all travel expenses (including transportation, meals, lodging, relocation and all other travel-related expenses), technical support expenses, telephone expenses, and reporting expenses. All payments by Client to Consultant hereunder for fees and expenses shall be invoiced with any sales or service tax or any other tax of any kind whatsoever imposed by any governmental authority with respect to the services rendered or expenses incurred hereunder (other than a tax imposed upon the income or profits of Consultant), and Client agrees to pay any such tax whenever such tax shall be imposed by a governmental authority and to reimburse Consultant for any future payments of such tax made by Consultant to a governmental authority.

8. Payment. Consultant's invoices for fees and expenses shall be due and payable in full immediately upon receipt by Client. Invoices not paid within thirty (30) days from the invoice date shall bear interest from the invoice date until paid at a rate of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable law, whichever is less. Time is of the essence for all payments due under this Authorization, and in the event any payment due to Consultant is collected at law or through an attorney-at-law, or under advice therefrom, or through a collection agency, Client agrees to pay all costs of collection, including, without limitation, all court cost and reasonable attorney's fees.

9. Limitation of Liability. In no event shall Consultant be liable to Client whether in contract or in tort or under any other legal theory for lost profits or revenues, loss of use, or similar economic loss, or for any indirect, special, incidental, consequential or similar damages, arising out of or in connection with the performance or non-performance of this Authorization, or for any claim made against Client by any other party, even if Consultant has been advised of the possibility of such claim. In no event shall Consultant's liability under any claim exceed the total amount of fees theretofore paid by Client to Consultant under this Authorization. No action, regardless of form, arising out of or in connection with this Authorization (other than an action by Consultant) for any amount due to Consultant by Client may be brought more than one (1) year after the cause of action has arisen other than pursuant to paragraphs 2, 4, 5, and 6 above.

10. Waiver. No failure on the part of Consultant to exercise, and no delay by Consultant in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy by Consultant preclude any other or further exercise thereof or the exercise of any right, power, or remedy. No express waiver or assent by Consultant of any breach of or default in any term or condition of this Authorization shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

11. Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Authorization illegal, invalid or unenforceable. If any term of this Authorization shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect.

12. Termination. Either party may, at its election, upon thirty (30) days of prior written notice, terminate this Authorization, provided however, that the termination of this Authorization shall not affect any right or claim of Consultant incurred or accruing prior to the date of termination, including without limitation, any right or claim of Consultant payable for services rendered or reimbursable expenses incurred prior to such termination date. Anything herein to the contrary notwithstanding, the provisions of sections 2,4,5,7,8,9,10,11, and 13 of this Authorization shall survive the termination of this Authorization.

13. Notices. All notices and communications required or contemplated hereunder shall be in writing and shall be deemed to have been duly given upon delivery in person or upon expiration of three (3) days after the date of posting, if mailed by registered mail, postage prepaid, to the parties at the addresses appearing at the front hereof.

14. Governing Law. Regardless of the place of execution, place of performance or otherwise, this Authorization and all amendments, modifications, alterations or supplements hereto, and the rights of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of and under the jurisdiction of the State of Georgia.

15. Successors. This Authorization shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

16. Headings. The headings as to the contents of particular paragraphs are inserted only for convenience and shall not be construed as a part of this Authorization or as a limitation on the scope of any of the terms or provisions of this Authorization.

17. Entire Agreement. This Authorization supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and this Authorization contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Authorization shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.


                                      -2-